STATEMENT OF AMENDMENT OF CERTIFICATE
                  AND ARTICLES OF  INCORPORATION OF FIBER
                     GLASS INDUSTRIES CORP. OF AMERICA

       We the undersigned being all of the directors and stockholders of FIBER GLASS INDUSTRIES CORP. of AMERICA, a Florida corporation, by this written statement, manifest our intent that a certain amendment of the Articles and Certificate of Incorporation as hereinafter set forth, be made, that is to say:

       "Be It Resolved: That Section (g) of Article X, of the Articles of Incorporation of FIBER

  GLASS INDUSTRIES CORP. of AMERICA, be amended to read as follows:

          '(g)   At all elections of the directors of this Corporation, the directors shall be chosen by a parity of the votes cast at such election.'"

          IN WITNESS WHEREOF, we have hereunto affixed our hands and the corporate seal of the above corporation, at Miami, Dade County, Florida, this 18th day of May, 1960.

                                  ________/s/______________
                                                          John C. Scott, Sr.

                                  ________/s/______________
                                                         John C. Scott, Jr.

                                  ________/s/______________
                                                          Betty J. Miller

          SWORN TO and subscribed before me this 18th day of May, 1960.

                                  ________/s/______________
                           Notary Public

My Commission Expires: Nov. 22, 1960


           STATEMENT OF AMENDMENT OF CERTIFICATE AND ARTICLES OF
          INCORPORATION OF FIBER GLASS INDUSTRIES CORP. OF AMERICA

  We the undersigned being all of the directors and stockholders of FIBER GLASS INDUSTRIES CORP. OF AMERICA, a Florida corporation, by this written statement, manifest our intent that a certain amendment of the Articles and Certificate of Incorporation as hereinafter set forth, be made, that is to say:

  Be It Resolved: That Section (d) of Article X, of the Articles of Incorporation of FIBER GLASS INDUSTRIES CORP. OF AMERICA, be amended to read as follows:

     "The shares of the capital stock of the corporation, when certificates thereof shall be issued, shall be fully paid and nonassessable, and no holder of stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of any class or classes and whether out of unissued shares authorized by the certificate of incorporation of the corporation as originally filed or by any amendment thereof or out of shares of stock of the corporation acquired by it after the issue thereof, nor shall he be entitled to any right of subscription to any thereof; nor shall any holder of any shares of the capital stock of the corporation be entitled as such, as a matter of right, to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the corporation any shares of its capital stock of any class or classes."

In WITNESS WHEREOF, we have hereunto affixed our hands and the corporate seal of the above corporation, at Miami, a Dade County, Florida, this 15th day of July, 1960.
                        ________/s/______________
                 John C. Scott, Sr.

                        ________/s/______________
                 John C. Scott,  Jr.

                        ________/s/______________
                 Betty J. Miller

SWORN TO and subscribed before me this 3rd day of August, 1960.
                        ________/s/______________
                 Notary Public


               CERTIFICATE OF CORPORATE AMENDMENT


  I HEREBY CERTIFY that the following is a true and correct copy of an Amendment to the Corporate Charter of Fiber Glass Industries Corp. of America, which resolution was duly passed at a meeting of the stockholders held on June 22, 1964 and subsequently approved at a Board of Directors meeting held June 22, 1964.

  RESOLVED that Article III of the Articles of Incorporation of FIBERGLASS INDUSTRIES CORP. OF AMERICA be and the same are hereby amended so as to change the authorized number of shares of capital stock which the corporation shall be allowed to have outstanding at any time from 500,000 shares Common Stock, par value of $0.10 per share, to 1,500,000 shares, par value $0.10 per share.

  Given under my hand and the seal of the corporation affixed hereto this 29th day of September, 1964 at Hialeah, Dade County, Florida.

                        ________/s/______________
                           J.T. Hogeland



                FOURTH CERTIFICATE OF AMENDMENT
                               TO
                 CERTIFICATE OF INCORPORATION
                               OF
             FIBER GLASS INDUSTRIES CORP. OF AMERICA
                        to be known as
                    ROCKET-ATLAS CORPORATION
  __________________________________________________________________________

  FIBER GLASS INDUSTRIES CORP. OF AMERICA, a Florida corporation, under its corporate seal and the hand of the President, WILLIAM S. BARKETT, SR., and its Secretary, WILLIAM S. BARKETT JR., hereby certify that:

                               I
  The Board of Directors of FIBER GLASS INDUSTRIES CORP. OF AMERICA, in response to a Call and Waiver of Notice, held a Meeting on July 30, 1965, at 8:00 p.m., at 5100 N. W. 79 Avenue, Miami, Florida, all of its Directors being present, at which meeting a Resolution was approved and adopted amending ARTICLE ONE of the Certificate of Incorporation as follows:

                          "ARTICLE I"
  "The name of this corporation shall be ROCKET-ATLAS CORPORATION."

                               II
  That at a meeting of the Stockholders of said corporation, in response to a Written Notice, on August 12, 1965, at 2:00 p.m., at 310 Ainsley Building, Miami, Florida, all of the Stockholders being present, the aforesaid Resolution of Amendment to the Certificate of Incorporation was unanimously approved and adopted.

  IN WITNESS WHEREOF, the corporation has caused this First Certificate of Amendment to Certificate of Incorporation to be signed in this name be its President, attested to by its Secretary, and its Corporate Seal to be hereunto affixed, this 31st day of August, 1966.

                    FIBER GLASS INDUSTRIES CORP. OF AMERICA, to be known as ROCKET-ATLAS CORPORATION

                    By   ________/s/______________
                           WILLIAM S. BARKETT, SR.
                            President

 ________/s/______________
WILLIAM S. BARKETT, JR.
Secretary

STATE OF FLORIDA )
                 )    SS.
COUNTY OF DADE        )

       On this day, personally appeared before me, the undersigned authority, WILLIAM S. BARKETT, SR. and WILLIAM S. BARKETT, JR., President and Secretary respectively of FIBER GLASS INDUSTRIES CORP. OF AMERICA, a Florida corporation, and they acknowledged that they executed the foregoing First Amendment to the Certificate of Incorporation changing the corporate name to ROCKET-ATLAS CORPORATION, as such Officers and for and in behalf of said corporation, after having been duly authorized to do so.

       WITNESS my hand and seal at Miami, Florida, this 31st day of
August, 1966.
                        ________/s/______________
                 Notary Public, State of Florida at Large

My Commission Expires: Jan. 11, 1970


                 FIFTH CERTIFICATE OF AMENDMENT
                              TO
                  CERTIFICATE OF INCORPORATION
                    AND  AMENDMENTS THERETO
                               OF
                    ROCKET-ATLAS CORPORATION
                       FORMERLY KNOWN AS
             FIBER GLASS INDUSTRIES CORP. OF AMERICA

 _______________________________________________________________________

  ROCKET-ATLAS CORPORATION, a Florida corporation, under its corporate seal and the hands of its President, WILLIAM S. BARKETT, SR., and its Secretary, WILLIAM S. BARKETT, JR., hereby certify as follows:

                               I
  That the Board of Directors of ROCKET-ATLAS CORPORATION, in response to a Call and Waiver of Notice, held a meeting on July 28, 1966, beginning at 7:00 o'clock P.M., at 5100 N. W. 79th Avenue, Miami, Florida, at which all of the Directors were present; that a Resolution was approved and adopted amending Article I and Article III of the Certificate of Incorporation and Amendments thereto to read as follows:

                           Article I
                              Name

  The name of this corporation shall be ROCKET INDUSTRIES, INC.

                          Article III
                    Authorized Capital Stock

  The authorized capital stock of this corporation shall be Three Million (3,000,000) shares, with the par value of five cents ($0.05) per share, for an aggregate value of One Hundred Fifty Thousand Dollars ($150,000.00).

       a) All shares shave have equal voting rights and privileges.
       b) The authorized shares of stock as issued by this corporation shall not have pre-emptive rights.
       c) All shares of stock shall be non-cumulative as to voting rights.
       d) All shares of stock shall be fully paid and non-assessable when issued.

                                II
       That, in response to a written notice thereof, duly mailed, to all the stockholders of record in compliance with the by-laws of said corporation appertaining thereto, a Special Meeting of Stockholders of ROCKET-ATLAS CORPORATION was held on August 29, 1966, beginning at 4:00 o'clock in the afternoon, at the principal offices of the company, 5100
     N. W. 79th Avenue, Miami, Florida, at which meeting a substantial majority of the outstanding shares of stock, all of which is entitled to vote, were present. The aforesaid Resolution adopted by the Directors on July 28, 1966, amending Article I and Article III of t he Certificate of Incorporation and Amendments Thereto, changing the name of the corporation and amending the authorized capital stock, respectively, was unanimously adopted and approved by all stockholders present.
       IN WITNESS WHEREOF, the said corporation has caused this Amendment to the Certificate of Incorporation and Amendments thereto to be executed for it and in its name by its President and attested to by its Secretary, both of whom have dull power, instructions, and authority to do so, and its corporate seal to be hereunto affixed, on this 21st day of November, 1966.
                           ROCKET-ATLAS CORPORATION
                           (Hereinafter to be known as ROCKET
                           INDUSTRIES CORPORATION)

                           By  ________/s/______________
                           WILLIAM S. BARKETT, SR., President

     Attest:
     ________/s/______________
     WILLIAM S. BARKETT, JR., Secretary

     STATE OF FLORIDA)
     COUNTY OF DADE)  SS

            On this day personally appeared before me, the undersigned authority, WILLIAM S. BARKETT, SR., and WILLIAM S. BARKETT, JR., President and Secretary, respectively, of ROCKET-ATLAS CORPORATION, hereafter to be known as ROCKET INDUSTRIES CORPORATION, a Florida corporation, and they acknowledged that they executed the foregoing Fifth Amendment to the Certificate of Incorporation and Amendments Thereto, as such officers for and in behalf of said corporation, after having been duly authorized to do so.

       WITNESS my hand and official seal at Miami, Florida, this 21st day of November, 1966.
                             ________/s/______________
                      Notary Public, State of Florida at Large

     My Commission Expires: Jan. 11, 1970



   AMENDMENT OF ARTICLES OF ROCKET INDUSTRIES, INC. a FLORIDA CORPORATION

     January 27, 1984

     The name of the Corporation is Rocket Industries, Inc. The shareholders at the meeting of January 27, 1984, did pursuant to the Articles of Incorporation and bylaws vote to change the Articles as follows:

     1.     The name to:  Polo Investment Corp. of Missouri, Inc.

     2. At the same meeting, the shareholders voted to increase the number of shares from 3,000,000 to 30,000,000 with no change in the authorized capital of the company.



     Signed:                        /s/
                      George H. (Buck) Krieger
                      President & Chairman of the Board

                               /s/
                      Connie B. Jeffers
                      Secretary-Treasurer


     Attested:

            /s/
     Helen Krieger



                       ARTICLES OF AMENDMENT OF

                POLO INVESTMENT CORP. OF MISSOURI, INC.


       ARTICLE I of the Articles of Incorporation of POLO INVESTMENT CORP. OF MISSOURI, INC., is hereby amended to read:

                               ARTICLE I

       The name of this corporation shall be:

                    MEDICAL ADVANCED SYSTEMS, INC.

       All other paragraphs and articles of the Articles of Incorporation shall remain unchanged.

       The foregoing amendment was adopted by the shareholders on the 2nd day of August 1985, and was signed and attested to by the President and Secretary.

            /s/
     PRESIDENT

           /s/
     SECRETARY


     STATE OF FLORIDA
     COUNTY OF PALM BEACH

     The foregoing instrument was acknowledged before me this 13th day of September, 1985, by the above persons known to me to be the President and Secretary of POLO INVESTMENT CORP. OF MISSOURI, INC.

              /s/
     Notary Public, State of Florida at Large

     My Commission Expires: ________________




                         ARTICLE OF AMENDMENT
                                TO THE
                       ARTICLES OF INCORPORATION
                                  OF
                    MEDICAL ADVANCED SYSTEMS, INC.
                         A FLORIDA CORPORATION


       Pursuant to the provisions of the corporation's laws of the State of Florida, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

       FIRST: The name of the corporation is Medical Advanced Systems, Inc.

       SECOND: The following amendments to the Articles of Incorporation were duly adopted by the shareholders of the corporation:

                               ARTICLE I

       The name of the corporation is POLO EQUITIES, INC.

                              ARTICLE III

       The corporation shall be authorized to issue Fifty Million (50,000,000) shares of its capital stock, which shall be designated as common voting stock, with a par value of One-Tenth cent ($.01) per share. Such shares shall be non-assessable and shall have no preemptive rights. Shareholders shall not be allowed to cumulate their votes.

       THIRD: The foregoing amendments to the Articles of Incorporation were duly adopted by the shareholders at a special meeting therefor, upon notice duly given to the shareholders, on the 14th day of May, 1993, in the manner prescribed by the laws of the State of Florida.

       FOURTH: The number of shares of the corporation issued and outstanding, and the number of shares voting at such shareholder meeting in favor of the foregoing amendments, were 3,000,000, and the number voting against was none.

       The undersigned hereby certify that they have executed the foregoing Certificate Amending the Articles of Incorporation, this 14th day of May, 1993.


     President:         /S/               Secretary:        /S/

     Page Two
     Amendment of Articles
     Polo Equities, Inc. fka Medical Advanced Systems, Inc.


     STATE OF UTAH              )
                           )ss.
     COUNTY OF SALT LAKE        )

       On the 14th day of May, 1993, personally appeared before me the above signed persons, known to me to be the president and secretary, and the above-named persons whose names are subscribed to the foregoing Certificate Amending Articles of Incorporation for the said corporation, and acknowledge to me under oath that they executed the same.


                                          /s/
                                     Notary Public



                        ARTICLES OF AMENDMENT
                                TO THE
                       ARTICLES OF INCORPORATION
                                  OF
                          POLO EQUITIES, INC.
                          Previously known as
                      MEDICAL ADVANCED SYSTEMS, INC.
                         a Florida corporation

       Pursuant to the provisions of the Business Corporations Law of the State of Florida, the undersigned corporation hereby adopts and files the following Articles of Amendment to its Articles of Incorporation in lieu of those filed with the office of the Secretary of State of Florida on June 3, 1993.

       FIRST: Article I of the Amendments to the Articles of Incorporation filed on June 3, 1993 is hereby repealed in its entirety and the following Article I is substituted therefore as if it had been part of the June 3, 1993 amendments.

                               ARTICLE I

                                 NAME

       The name of the corporation is Polo Equities, Inc.

       SECOND: Article III of the Amendments to the Articles of Incorporation filed on June 3, 1993 is hereby repealed in its entirety and the following Article III is substituted therefore as if it had been part of the June 3, 1993 amendments.

                              ARTICLE III

                 The corporation shall be authorized to
            issue Fifty Million (50,000,000) common shares of common stock with a par value of One Mil
            ($.001) per share. Such shares shall be non-assessable, shall have no preemptive rights, shall not be subject to the cumulative voting, and shall have equal rights of distribution of all other common shares.

       THIRD: The foregoing amendments to the Articles of Incorporation were first adopted by the shareholders of the corporation at a special meeting thereof which was held on May 14, 1993. The aforesaid amendments were readopted by the shareholders of the corporation at a meeting of stockholders, called and held pursuant to the laws of the State of Florida, on September 23, 1996.

       FOURTH: At the time of the stockholders' meeting held on May 14, 1993 there were 3,000,000 common shares of the corporation outstanding. 3,000,000 shares were voted in favor of the resolution and no shares were voted against. At the time of the meeting of stockholders on September 23, 1996 there were 15,000,000 common shares of the corporation outstanding. 13,525,000 shares were present at the meeting in person or by proxy for purposes of establishing the presence of a proxy. 12,000,000 abstained from voting. 1,525,000 shares were voted in favor of the amendments. No shares were voted against.

       FIFTH: The foregoing vote was sufficient to adopt the foregoing amendments under the Articles and Bylaws of the corporation and the laws of the State of Florida.

       Dated this 21st day of February, 1997.


                                       /s/
                                Justeene Blankenship, President


                                        /s/
                                Dannette Uyeda, Secretary

       Subscribed and sworn to before me this 21st day of February, 1997.


                                        /s/
                                Notary Public